                                                                      EXHIBIT 99

MEDIA CONTACT:                              ANALYST CONTACT:
  Bill Murschel    (216) 689-0457             Vern Patterson    (216) 689-0520

WEB SITE:   www.Key.com

FOR IMMEDIATE RELEASE

                   KEYCORP REPORTS FIRST QUARTER 2000 EARNINGS

o  CORE EPS OF $0.55
o  SALE OF CREDIT CARD BUSINESS COMPLETED
o  STRONG GROWTH IN COMMERCIAL AND HOME EQUITY LENDING
o  FAVORABLE NONINTEREST INCOME AND EXPENSE TRENDS

         CLEVELAND, April 20, 2000 -- KeyCorp (NYSE: KEY) today reported first quarter earnings of $367 million, or $0.83 per diluted common share, up from $293 million, or $0.65, for last year's first quarter. This improvement represents a 25 percent increase in net income and a 28 percent increase in earnings per diluted common share.

         On a core basis, which excludes significant nonrecurring items, Key's first quarter earnings were $0.55 per diluted common share, equal to the per share amount for the first three months of 1999. Primary among the quarter's nonrecurring items is a gain of $332 million ($207 million after tax, or $0.47 per diluted common share) from the previously announced sale of Key's credit card business. This gain was partially offset by an additional provision for loan losses of $121 million ($76 million after tax, or $0.17 per diluted common share) and $10 million ($7 million after tax, or $0.02 per diluted common share), of restructuring and other nonrecurring net charges, most of which relate to the productivity improvement program announced by Key last November.

         Core net income was $243 million for the first quarter of 2000, compared with $248 million for the comparable quarter a year ago. The decline is due in part to the effects of the October 1999 sale of Key's Long Island district branches, the January 2000 sale of Key's credit card portfolio and the absence of securitization activity in the first quarter of 2000. First quarter 1999 results included $32 million of net loan securitization gains, increasing net income by $20 million.

         "Our core results reflect the impact of actions we have taken recently to continue our development as an integrated, multiline financial services company," said Robert W. Gillespie, Key's chairman and chief executive officer. "In January, we completed the sale of our profitable, but slow-growth credit card business. We will redeploy a significant portion of the sales proceeds to more attractive opportunities, such as our rapidly growing home equity business. In that regard, we recently announced our intention to de-emphasize

KEYCORP REPORTS FIRST QUARTER 2000 EARNINGS
APRIL 20, 2000
PAGE 2



the securitization and sale of certain home equity loans. We are confident that these strategic actions will generate consistent longer-term growth that will more than offset their unfavorable short-term effects on our earnings.

         "In the first quarter, strong demand for our commercial and home equity loans boosted earning assets and moderated the adverse effects of continued net interest margin compression. Furthermore, Key's core noninterest income, excluding net securitization gains, rose 9 percent from last year's first quarter and currently represents 41 percent of the company's total core revenue. The increase was driven by investment banking, capital markets, trust and asset management activities and service charges on deposit accounts.

         "Finally, our efforts to improve Key's overall productivity are gaining momentum. Core noninterest expense, excluding significant nonrecurring items recorded in the first quarters of 2000 and 1999, grew less than 2 percent from the year-ago quarter. We are confident that our productivity improvement activities will sustain these favorable results going forward."

         Key's returns on average equity and average assets for the first quarters of 2000 and 1999 are presented below. Ratios shown on a cash basis exclude the effects of goodwill and other intangibles that do not qualify as Tier 1 capital, as well as the related amortization of those assets.

                                    As Reported               Cash Basis
                                 -------------------      ------------------
                                  1Q00        1Q99         1Q00        1Q99
                                  ----        ----         ----        ----
Return on average equity          22.7%       19.5%        31.0%       27.9%
Return on average assets          1.77%       1.49%        1.92%       1.64%

          Net interest income for the first quarter of 2000 totaled $671 million, down $14 million from the first quarter of last year. Key anticipated that decreases in net interest income would result from the October 1999 divestiture of its Long Island district branches and the January 2000 sale of the credit card business. The decrease in net interest income from the first quarter of 1999 resulted from a 27 basis point reduction in the net interest margin of which 15 basis points was attributable to these divestitures. The decline in the margin more than offset the impact of a 4 percent increase in average earning assets (reflecting growth in both commercial and consumer lending) to $73.7 billion.

          Core noninterest income of $476 million for the first quarter of 2000 was $9 million higher than the $467 million reported for the same period last year, despite a $30 million decline in net securitization gains. Factors contributing to the improvement include increases in income from investment banking and capital markets activities (up $23 million), trust and asset management (up $9 million) and service charges on deposit accounts (up $5 million).

KEYCORP REPORTS FIRST QUARTER 2000 EARNINGS
APRIL 20, 2000
PAGE 3


         Core noninterest expense totaled $718 million for the first quarter of 2000, up less than 2 percent from $707 million for the year-ago quarter. Higher costs related to personnel, computer processing and professional services were largely offset by reductions in expenses associated with equipment, marketing and the amortization of intangibles.

         At March 31, 2000, the allowance for loan losses was $979 million, or
1.53 percent of loans, representing an increase of $49 million from the 1999 year end. Growth in the allowance resulted from a provision for loan losses that exceeded net charge-offs. The provision for loan losses was $183 million for the first quarter of 2000, up $72 million from that reported for the first quarter of last year. The higher provision in the current quarter reflects enhancements in Key's methodology for assessing credit risk which are designed to provide a more detailed assessment of specific risk factors, particularly in the commercial loan portfolio.

         On a reported basis, net loan charge-offs totaled $134 million for the first quarter of 2000. Included in the $134 million are $15 million of loans from the sold credit card portfolio and $57 million of consumer loan charge-offs resulting from the one-time, accelerated implementation of new Federal guidelines applicable to all banking companies. Key elected to implement these guidelines in the first quarter, although compliance is not required until December 31, 2000. The remaining net loan charge-offs totaled $62 million and were 0.39 percent of average loans outstanding for the first quarter. On a comparable basis, net charge-offs for the year-ago quarter were $81 million and
0.53 percent of average loans outstanding.

         Key's nonperforming assets ended the first quarter at $447 million, or
0.70 percent of loans plus other real estate owned and other nonperforming assets, compared with $430 million, or 0.70 percent, at March 31, 1999.

         Key's capital ratios continue to exceed all "well-capitalized" benchmarks. At March 31, 2000, Key's estimated Tier 1 and total risk-adjusted capital ratios were 7.75 percent and 11.70 percent, respectively, and the estimated leverage ratio was 7.91 percent. The tangible equity to tangible assets ratio was 6.16 percent at March 31, 2000, compared with 6.03 percent last quarter and 5.86 percent a year ago. The improvement from the prior quarter reflects Key's first quarter 2000 retained net income, offset in part by Key's repurchase of 6,365,000 of its common shares under an authorization that allows for the repurchase of up to 20,000,000 shares. There were 13,635,000 shares remaining for repurchase under this authorization as of March 31, 2000.

         Cleveland-based KeyCorp (NYSE: KEY) is one of the nation's largest multiline financial services companies, with assets of approximately $84 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and

KEYCORP REPORTS FIRST QUARTER 2000 EARNINGS
APRIL 20, 2000
PAGE 4


companies throughout the United States and, for certain businesses, internationally. The company's businesses deliver their products and services through facilities located in 46 states; a network of more than 2,500 ATMs; a robust Web site, Key.com(SM); and telephone banking centers (1.800.KEY2YOU) that provide account access and financial products 24 hours a day.

--------------------------------------------------------------------------------
This news release contains forward-looking statements that are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and/or rapid changes in interest rates; significant changes in the economy which could materially change anticipated credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; significant delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; significant changes in law imposing new legal obligations or restrictions or unfavorable resolution of litigation; and significant changes in accounting, tax, or regulatory practices or requirements.
--------------------------------------------------------------------------------

NOTE TO EDITORS: SOME OF THE FINANCIAL TABLES THAT FOLLOW INCLUDE QUARTERLY DATA FOR THREE PERIODS -- MARCH 31, 2000, DECEMBER 31, 1999 (THE PREVIOUS QUARTER), AND MARCH 31, 1999. PLEASE BE SURE TO USE THE APPROPRIATE COLUMN OF FIGURES FOR YOUR DESIRED COMPARISONS, SINCE ONE OF THE PRIOR PERIOD COLUMNS ALLOWS FOR CURRENT QUARTER VS. PRIOR YEAR COMPARISONS AND THE OTHER ALLOWS FOR CURRENT QUARTER COMPARISONS TO THE IMMEDIATELY PRECEDING QUARTER.

                                       ###

KEYCORP REPORTS FIRST QUARTER 2000 EARNINGS
APRIL 20, 2000
PAGE 5


                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                                               THREE MONTHS ENDED
                                                   -------------------------------------------
                                                    3-31-00         12-31-99         3-31-99
                                                   --------         --------         --------
SUMMARY OF OPERATIONS
    Net interest income (TE)                       $   678          $   713          $   693
    Provision for loan losses                          183               83              111
    Noninterest income                                 806              672              615
    Noninterest expense                                727              885              754
    Net income                                         367              264              293

PER COMMON SHARE
    Net income                                     $   .83          $   .59          $   .65
    Net income - assuming dilution                     .83              .59              .65
    Cash dividends                                     .28              .26              .26
    Book value at period end                         14.84            14.41            13.63
    Market price at period end                       19.00            22.13            30.31

AT PERIOD END
    Full-time equivalent employees                  23,474           24,568           25,650
    Branches                                           937              936              969

PERFORMANCE RATIOS
    Return on average total assets                    1.77%            1.27%            1.49%
    Return on average equity                         22.68            16.18            19.48
    Efficiency(1)                                    62.27            59.23            61.16
    Overhead(2)                                      35.75            30.39            33.19
    Net interest margin (TE)                          3.68             3.88             3.95

CAPITAL RATIOS AT PERIOD END
    Equity to assets                                  7.78%            7.66%            7.63%
    Tangible equity to tangible assets                6.16             6.03             5.86
    Tier 1 risk-adjusted capital(3)                   7.75             7.68             7.44
    Total risk-adjusted capital(3)                   11.70            11.66            11.92
    Leverage(3)                                       7.91             7.77             7.21


 1 Calculated as noninterest expense (excluding certain nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding gains from certain divestitures and certain nonrecurring charges).

 2 Calculated as noninterest expense (excluding certain nonrecurring charges) less noninterest income (excluding gains from certain divestitures and certain nonrecurring charges) divided by taxable-equivalent net interest income.

 3  3-31-00 ratio is estimated.

TE = Taxable Equivalent

KEYCORP REPORTS FIRST QUARTER 2000 EARNINGS
APRIL 20, 2000
PAGE 6

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                                                       THREE MONTHS ENDED
                                                            ----------------------------------------
                                                             3-31-00       12-31-99         3-31-99
                                                            ---------      ---------      ----------
ASSET QUALITY
    Net loan charge-offs                                    $   134        $    83        $    81
    Net loan charge-offs to average loans                       .84%           .52%           .53%
    Allowance for loan losses                               $   979        $   930        $   930
    Allowance for loan losses to period end loans              1.53%          1.45%          1.52%
    Allowance for loan losses to nonperforming loans         231.44         228.50         235.44
    Nonperforming loans at period end                       $   423        $   407        $   395
    Nonperforming assets at period end                          447            433            430
    Nonperforming loans to period end loans                     .66%           .63%           .65%
    Nonperforming assets to period end loans plus
       OREO and other nonperforming assets                      .70            .67            .70

KEYCORP REPORTS FIRST QUARTER 2000 EARNINGS
APRIL 20, 2000
PAGE 7

                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)


                                                        3-31-00           12-31-99          3-31-99
                                                       ---------         ---------         ---------
ASSETS
    Loans                                              $  64,064         $  64,222         $  61,045
    Investment securities                                  1,053               986             1,005
    Securities available for sale                          6,269             6,665             6,778
    Short-term investments                                 2,567             1,860             1,630
                                                       ---------         ---------         ---------
       Total earning assets                               73,953            73,733            70,458
    Allowance for loan losses                               (979)             (930)             (930)
    Cash and due from banks                                2,757             2,816             2,981
    Premises and equipment                                   761               797               863
    Goodwill                                               1,378             1,389             1,435
    Other intangible assets                                   56                60                72
    Corporate owned life insurance                         2,132             2,110             2,032
    Other assets                                           3,446             3,420             3,081
                                                       ---------         ---------         ---------
       TOTAL ASSETS                                    $  83,504         $  83,395         $  79,992
                                                       =========         =========         =========



LIABILITIES
    Deposits in domestic offices:
       Noninterest-bearing                             $   8,283         $   8,607         $   8,601
       Interest-bearing                                   34,718            33,390            32,555
    Deposits in foreign office-interest-bearing            3,035             1,236               167
                                                       ---------         ---------         ---------
       Total deposits                                     46,036            43,233            41,323
    Federal funds purchased and securities
       sold under repurchase agreements                    2,621             4,177             4,336
    Bank notes and other short-term borrowings             8,015             8,439             8,242
    Other liabilities                                      4,312             4,033             3,285
    Long-term debt                                        14,784            15,881            15,457
    Capital securities of subsidiary trusts                1,243             1,243             1,244
                                                       ---------         ---------         ---------
       TOTAL LIABILITIES                                  77,011            77,006            73,887


SHAREHOLDERS' EQUITY                                       6,493             6,389             6,105


                                                       ---------         ---------         ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $  83,504         $  83,395         $  79,992
                                                       =========         =========         =========

Common shares outstanding (000)                          437,590           443,427           447,822

KEYCORP REPORTS FIRST QUARTER 2000 EARNINGS
APRIL 20, 2000
PAGE 8

                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)


                                                                    THREE MONTHS ENDED
                                                         ------------------------------------------
                                                         3-31-00          12-31-99          3-31-99
                                                         --------        ---------         --------
INTEREST INCOME                                          $  1,489        $   1,489         $  1,381

INTEREST EXPENSE                                              818              784              696
                                                         --------        ---------         --------
NET INTEREST INCOME                                           671              705              685
Provision for loan losses                                     183               83              111
                                                         --------        ---------         --------

                                                              488              622              574

NONINTEREST INCOME
    Trust and asset management income                         115              115              106
    Investment banking and capital markets income              89              111               66
    Service charges on deposit accounts                        86               84               81
    Brokerage income                                           45               39               42
    Corporate owned life insurance income                      25               31               24
    Credit card fees                                            6               16               10
    Net loan securitization gains (losses)                      2              (18)              32
    Net securities gains                                        1                3                4
    Gains from branch divestitures                             --              194               --
    Gains from other divestitures                             332               --              148
    Other income                                              105               97              102
                                                         --------        ---------         --------
      Total noninterest income                                806              672              615

NONINTEREST EXPENSE
    Personnel                                                 382              378              372
    Net occupancy                                              57               64               59
    Computer processing                                        59               63               54
    Equipment                                                  48               50               56
    Marketing                                                  22               22               25
    Amortization of intangibles                                25               25               28
    Professional fees                                          19               20               15
    Restructuring charges                                       7               91               --
    Other expense                                             108              172              145
                                                         --------        ---------         --------
      Total noninterest expense                               727              885              754
                                                         --------        ---------         --------

INCOME BEFORE INCOME TAXES                                    567              409              435
    Income taxes                                              200              145              142
                                                         --------        ---------         --------
NET INCOME                                               $    367        $     264         $    293
                                                         ========        =========         ========

Net income per common share                              $    .83        $     .59         $    .65
Net income per common share - assuming dilution               .83              .59              .65

Wtd. avg. common shares (000)                             441,834          446,402          449,520
Wtd. avg. common shares and potential
    common shares (000)                                   443,757          449,678          454,197

Taxable-equivalent adjustment                            $      7        $       8         $      8

KEYCORP REPORTS FIRST QUARTER 2000 EARNINGS
APRIL 20, 2000
PAGE 9

                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                  (in millions)


                                                                 THREE MONTHS ENDED
                                                       -------------------------------------------
                                                        3-31-00         12-31-99          3-31-99
                                                       --------         --------         --------
ASSETS
    Loans                                              $ 64,024         $ 63,486         $ 61,693
    Investment securities                                 1,016              974              990
    Securities available for sale                         6,475            6,667            6,004
    Short-term investments                                2,164            1,954            1,975
                                                       --------         --------         --------
      Total earning assets                               73,679           73,081           70,662
    Allowance for loan losses                              (899)            (916)            (888)
    Cash and due from banks                               2,557            2,725            2,613
    Other assets                                          7,850            7,684            7,471
                                                       --------         --------         --------
      TOTAL ASSETS                                     $ 83,187         $ 82,574         $ 79,858
                                                       ========         ========         ========

LIABILITIES
    Deposits in domestic offices:
      Noninterest-bearing                              $  8,160         $  8,430         $  8,495
      Interest-bearing                                   33,708           33,205           32,109
    Deposits in foreign office-interest-bearing           1,206              906              509
                                                       --------         --------         --------
      Total deposits                                     43,074           42,541           41,113
    Federal funds purchased and securities
      sold under repurchase agreements                    4,003            4,384            5,077
    Bank notes and other short-term borrowings            8,680            8,243            9,208
    Other liabilities                                     4,344            3,836            3,188
    Long-term debt                                       15,334           15,852           14,133
    Capital securities of subsidiary trusts               1,243            1,243            1,039
                                                       --------         --------         --------
      TOTAL LIABILITIES                                  76,678           76,099           73,758


SHAREHOLDERS' EQUITY                                      6,509            6,475            6,100


                                                       --------         --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 83,187         $ 82,574         $ 79,858
                                                       ========         ========         ========